Exhibit 10.2(h)
ECHELON CORPORATION

Performance Share Agreement

TERMS AND CONDITIONS OF PERFORMANCE SHARES

By executing the Grant Acceptance process and using the services on this Smith Barney Benefit Access® website, you the Employee and Echelon Corporation (the “Company”) agree that this Award is granted under and governed by the terms and conditions of the Company’s 1997 Stock Plan (“ Plan”) and the Terms and Conditions of Performance Shares (the “Agreement”), which may be amended or modified from time to time. Employee has reviewed the Plan and this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award and fully understands provisions of the Plan and this Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. Employee further agrees to promptly notify the Company upon any change in the Employee’s residence address.

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The Company hereby grants the employee, an award of Performance Shares under the Plan. This Award is subject to the provisions of the Agreement and of the Plan.

1. Grant. The Company hereby grants to the Employee under the 1997 Plan Performance Shares, subject to all of the terms and conditions in this Agreement and the Plan. When the Performance Shares are paid to the Employee, par value will be deemed paid by the Employee for each Performance Share by past services rendered by the Employee, and will be subject to the appropriate tax withholdings.

2. Company’s Obligation to Pay. Each Performance Share has a value equal to the Fair Market Value of a Share on the date of grant. Unless and until the Performance Shares have vested in the manner set forth in paragraphs 3 or 4, the Employee will have no right to payment of such Performance Shares. Prior to actual payment of any vested Performance Shares, such Performance Shares will represent an unsecured obligation.

3. Vesting Schedule/Period of Restriction. Except as otherwise provided in paragraph 4 of this Agreement, the Performance Shares awarded by this Agreement shall vest in accordance with the vesting schedule set forth in the Exhibit A, subject to the Employee’s continuing to be a Service Provider on each relevant vesting date. Notwithstanding anything in this paragraph 3 to the contrary, and except as otherwise provided by the Administrator, vesting of the Performance Shares shall be suspended during any unpaid leave of absence other than military leave and will resume on the date the Employee returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Performance Shares at any time, subject to the terms of the Plan. If so accelerated, such Performance Shares will be considered as having vested as of the date specified by the Administrator.

5. Payment after Vesting. Any Performance Shares that vest in accordance with paragraph 3 or 4 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at vesting as soon as practicable following the date of vesting, subject to paragraph 8.

6. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Performance Shares that have not vested pursuant to paragraphs 3 or 4 at the time of the Employee’s termination as a Service Provider for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Employee shall not be entitled to a refund of the price paid for the Performance Shares forfeited to the Company pursuant to this paragraph 6.

7. Death of Employee. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8. Withholding of Taxes. When the Shares are issued as payment for vested Performance Shares, the Employee will recognize immediate U.S. taxable income if the Employee is a U.S. taxpayer. If the Employee is a non-U.S. taxpayer, the Employee will be subject to applicable taxes in his or her jurisdiction. The Company will withhold a portion of the vested Performance Shares that have an aggregate market value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company. No fractional Shares will be withheld or issued pursuant to the grant of Performance Shares and the issuance of Shares thereunder; any additional withholding necessary for this reason will be done by the Company through the Employee’s paycheck. The Company, in its discretion, may, and with respect to its executive officers (as determined by the Company) will, withhold an amount equal to two (2) times the fair market value of a Share from the last paycheck due to the Employee prior to the vesting of the Performance Shares. In the event that the cash amounts withheld by the Company exceed the withholding taxes that are due after the automatic withholding of whole Shares, the Company will reimburse the Employee for the excess amounts. In the event the withholding requirements are not satisfied through the withholding of Shares (or, through the Employee’s paycheck, as indicated above), no payment will be made to the Employee (or his or her estate) for Performance Shares unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Employee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Performance Shares. By accepting this Award, the Employee expressly consents to the withholding of Shares and to any additional cash withholding as provided for in this paragraph 8.

9. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. No Effect on Employment. Subject to any employment contract with the Employee, the terms of such employment will be determined from time to time by the Company, or the Affiliate employing the Employee, as the case may be, and the Company, or the Affiliate employing the Employee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth in the Summary of Grant do not constitute an express or implied promise of continued employment for any period of time.

11. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Human Resources Department, at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126, or at such other address as the Company may hereafter designate in writing.

12. Grant is Not Transferable. Except to the limited extent provided in paragraph 7 above, this grant of Performance Shares and the rights and privileges conferred hereby will not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until you have been issued the Shares. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

13. Restrictions on Sale of Securities. The Shares issued as payment for vested Performance Shares awarded under this Agreement will be registered under the federal securities laws and will be freely tradable upon receipt. However, your subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15. Additional Conditions to Issuance of Certificates for Shares. The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Performance Shares as the Administrator may establish from time to time for reasons of administrative convenience.

16. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

17. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Shares have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

20. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

21. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Employee expressly warrants that he or she has received a right to purchase stock under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

22. Notice of Governing Law. This grant of Performance Shares shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

Exhibit A

Vesting of this Award is subject to specific performance requirements of the Company. The performance requirement is such that within three years from the date of grant, the Company must have achieved (calculated as of the date of announcement of its quarterly earnings) at least two (2) consecutive quarters of profitability, calculated on a non-GAPP basis excluding equity compensation or any other extraordinary expense, as reasonably determined by the Compensation Committee of the Board of Directors. If the performance criterion is not met during that three year period, then the Performance Shares will not vest and shall be returned to the Plan. If all or substantially all of the stock or assets of the Company are acquired, then the performance requirement will automatically be eliminated and the Performance Shares shall vest.